Exhibit 10.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 13, 2017 (the “Amendment Effective Date”), by and between Tucows Inc., a Pennsylvania corporation (“Parent”), Tucows (Emerald), LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Buyer”), Rightside Group, Ltd., a Delaware corporation (“Seller”), Rightside Operating Co., a Delaware corporation and wholly owned subsidiary of Seller (“Seller Sub” and together with Seller, the “Selling Entities”) and eNom, Incorporated, a Nevada corporation (the “Company”). Each of Parent, Buyer, Seller, Seller Sub and the Company are referred to herein sometimes as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, on January 20, 2017, that certain Stock Purchase Agreement (the “Agreement”) was made and entered into by and among the Parties;

WHEREAS, in connection with a potential subsequent transaction that may potentially be entered into by Seller, the Parties are willing to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	The definition of “Escrow Triggering Event” is amended and replaced in its entirety as follows:

“Escrow Triggering Event” shall mean a declaration or event of bankruptcy or insolvency (whether voluntary or involuntary) of the Seller.

2.	The definition of “General Survival Date” is amended and replaced with the following:

“General Survival Date” shall mean 11:59 p.m. (Pacific Time) on April 20, 2018.

3.	The definition of “Minimum Cash Amount” is amended and replaced in its entirety with the following:

“Minimum Cash Amount” shall mean $5,350,000 beginning on the Amendment Effective Date and ending on the General Survival Date, and shall be zero thereafter.

4.	Section 9.8 shall be amended and replaced in its entirety with the following:

Minimum Cash. In order to satisfy the indemnification obligations of Seller pursuant to this Article 9, Seller agrees that Seller and its Subsidiaries shall maintain unrestricted cash or cash equivalents on hand in an amount at least equal to the Minimum Cash Amount until the General Survival Date.

5.	Except as modified in this Amendment, the Agreement will remain in full force and effect.

6.	Each Party represents and warrants to the other that they have the right, power and authority to enter into this Amendment.

7.	Each Party agrees that (i) electronic signatures are valid and binding and shall be treated the same as an original, and (ii) this Amendment may be signed in one or more counterparts.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by a duly authorized agent of each party, the day and year first above written.

RIGHTSIDE GROUP, LTD.		TUCOWS INC.

By:	/s/ Taryn Naidu	By:	/s/ Elliot Noss

Name:	Taryn Naidu	Name:	Elliot Noss

Title:	CEO	Title:	CEO

RIGHTSIDE OPERATING CO.		TUCOWS (EMERALD), LLC

By:	/s/ Taryn Naidu	By:	/s/ Elliot Noss

Name:	Taryn Naidu	Name:	Elliot Noss

Title:	CEO	Title:	CEO

ENOM, INCORPORATED

By:	/s/ Taryn Naidu

Name:	Taryn Naidu

Title:	CEO